Exhibit 99.1

ServiceNow Reports Financial Results for Fourth Quarter and Fiscal Year 2014

Fourth Quarter Revenues of $198 Million, up 58%,
Fiscal Year 2014 Revenues of $683 Million, up 61%

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 28, 2015--ServiceNow® (NYSE: NOW), the enterprise cloud company, today announced the financial results for its fourth quarter and fiscal year 2014.

Fourth quarter 2014 results:

  Revenues of $198.0 million, an increase of 58% compared to the fourth quarter of 2013 and an increase of 11% from the third quarter of 2014.
  GAAP net loss of $44.7 million, or a loss of $0.30 per basic and diluted share, compared to a GAAP net loss of $24.2 million, or a loss of $0.17 per basic and diluted share, in the fourth quarter of 2013.
  Non-GAAP net income of $4.9 million, or income of $0.03 per basic and diluted share, compared to a non-GAAP net loss of $2.5 million, or a loss of $0.02 per basic and diluted share, in the fourth quarter of 2013 (see the table entitled "Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).
  Billings were $269.4 million, a 62% increase over the $166.2 million in the same period last year, and a 34% increase over the $200.7 million reported in the previous quarter (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).
  Deferred revenue of $422.2 million, a 20% increase over the $350.8 million reported at the end of the prior quarter.
  Added 211 net new customers, bringing the total to 2,725.
  The customer renewal rate for the quarter was 97% and upsells represented 38% of the annualized contract value booked in the quarter.

Fiscal Year 2014 Results:

  Revenues of $682.6 million, an increase of 61% compared to the prior year.
  A GAAP net loss of $179.4 million, or a loss of $1.23 per basic and diluted share, compared to a GAAP net loss of $73.7 million, or a loss of $0.54 per basic and diluted share, in the prior year.
  A non-GAAP net loss of $10.1 million, or a loss of $0.07 per basic and diluted share, compared to non-GAAP net loss of $9.6 million, or a loss of $0.07 per basic and diluted share, in the prior year (see the table entitled "Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).
  Signed $1.2 billion in total contract value, a 64% increase over the prior year.
  Billings were $838.1 million, a 61% increase over the $521.0 million reported in the prior year (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).
  Combined backlog and deferred revenue at the end of the year totaled $1.4 billion, growing 57% year-over-year, compared to 59% year-over-year growth in 2013. Backlog represents future amounts to be invoiced under our agreements and is not included in deferred revenue.

“We finished 2014 with strong metrics across the board, maintaining consistently high year-over-year growth rates,” said Frank Slootman, president and chief executive officer, ServiceNow. “In addition to a growing list of new customers that now includes more than 25% of the Global 2000, we continue to see existing customers expand their relationship with us, resulting in the highest quarterly upsell rate since our IPO.”

The total number of customers paying more than $1 million in annualized contract value has increased 93% year-over-year,” said Michael Scarpelli, chief financial officer, ServiceNow. “Within the Global 2000, annualized contract value per customer has increased 40% year-over-year. These expanding contracts have helped us grow our combined backlog and deferred revenue 57% year-over-year.”

Financial Outlook

The financial guidance discussed below is on a non-GAAP basis, except for revenues, and excludes stock-based compensation expense, amortization of purchased intangibles, and acquisition related expenses (see table which reconciles these non-GAAP financial measures to the related GAAP measures). Negative numbers are shown in parentheses. For the first quarter of 2015, we expect:

  Total revenues between $207 and $212 million, representing year-over-year growth between 49% and 52%. Our total first quarter revenue estimate consists of subscription revenues between $176 and $180 million and professional services and other revenues between $31 and $32 million.
  Billings between $260 and $265 million, representing year-over-year growth between 44% and 47%.
  Subscription gross margin of approximately 79%, professional services and other gross margin of approximately 12% and overall gross margin of approximately 69%.
  Approximately breakeven operating margin.

For the full year 2015, we expect total revenues to be in the range of $960 million to $1 billion, representing year-over-year growth between 41% and 47%. Our total annual revenue estimate consists of subscription revenues between $810 and $840 million and professional services and other revenues between $150 and $160 million.

Updates since our last earnings release

  ServiceNow opened four data centers in Asia and South America, bringing the total to 16 data centers around the globe, organized in eight mirrored pairs.
  ServiceNow launched its Express offering, a highly standardized product for organizations of all sizes to adopt service management rapidly.
  The ServiceNow Community grew 65% in 2014, reaching a total of 30,000 registered members.
  ServiceNow signed a lease for two new buildings in Santa Clara, Calif., that will become the company’s new headquarters offices in the second half of 2015.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Time (21:00 GMT) on Wednesday, Jan. 28, 2015. Interested parties may listen to the call by dialing 877.415.3178 (passcode: 75348159), or if outside North America, by dialing 857.244.7321 (passcode: 75348159). Individuals may access the live teleconference from the investor relations section of the ServiceNow website at http://investors.servicenow.com.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial 888.286.8010 (passcode: 17421718), or if outside North America, by dialing 617.801.6888 (passcode: 17421718).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP financial measures, including gross margins, operating margins, net income or loss, basic and diluted income or loss per share, free cash flow and billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include stock-based compensation expense, the amortization of debt discount and issuance costs related to the convertible senior notes, amortization of purchased intangibles and acquisition-related expenses, and the related income tax effect of these adjustments. Management believes the presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Free cash flow, which is a non-GAAP financial measure, is calculated as GAAP net cash provided by operating activities reduced by purchases of property and equipment. Management believes information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Billings is calculated as revenue plus the change in total deferred revenue as presented on the balance sheet. Management believes billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements and third-party data

This release contains “forward-looking statements” regarding our performance, including in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) errors, interruptions, delays, or security breaches in or of our service or web hosting, (ii) our ability to grow at our expected rate of growth, including our ability to convert deferred revenue and backlog into revenue, add and retain customers, and enter new geographies and markets, (iii) our ability to continue to release, and gain customer acceptance of, improved versions of our services, (iv) our ability to develop and gain customer acceptance of new products and services, including our platform, and (v) our ability to compete successfully against existing and new competitors.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2013 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended December 31, 2014.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

The Global 2000 is an annual ranking of the top 2,000 public companies in the world published by Forbes Magazine. The ranking is based on a mix of four metrics: sales, profit, assets and market value.

About ServiceNow

ServiceNow is changing the way people work. With a service-orientation toward the activities, tasks and processes that make up day-to-day work life, we help the modern enterprise operate faster and be more scalable than ever before. Customers use our service model to define, structure and automate the flow of work, removing dependencies on email and spreadsheets to transform the delivery and management of services for the enterprise. ServiceNow provides service management for every department in the enterprise including IT, human resources, facilities, field service and more. We deliver a ‘lights-out, light-speed’ experience through our enterprise cloud – built to manage everything as a service. To find out how, visit www.servicenow.com.

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)
Revenues:
Subscription	$166,751	$104,878	$567,217	$349,804
Professional services and other	31,253	20,352	115,346	74,846
Total revenues	198,004	125,230	682,563	424,650
Cost of revenues (1):
Subscription	40,330	25,968	142,687	87,928
Professional services and other	30,308	19,410	106,089	67,331
Total cost of revenues	70,638	45,378	248,776	155,259
Gross profit	127,366	79,852	433,787	269,391
Operating expenses (1):
Sales and marketing	95,764	57,337	341,119	195,190
Research and development	42,026	23,869	148,258	78,678
General and administrative	26,260	18,007	96,245	61,790
Total operating expenses	164,050	99,213	585,622	335,658
Loss from operations	(36,684)	(19,361)	(151,835)	(66,267)
Interest and other income (expense), net	(6,562)	(4,326)	(23,705)	(4,930)
Loss before provision for income taxes	(43,246)	(23,687)	(175,540)	(71,197)
Provision for income taxes	1,417	545	3,847	2,511
Net loss	$(44,663)	$(24,232)	$(179,387)	$(73,708)
Net loss per share - Basic and Diluted	$(0.30)	$(0.17)	$(1.23)	$(0.54)
Weighted-average shares used to compute net loss per share - Basic and Diluted	148,666,257	139,508,838	145,355,543	135,415,809

(1) Includes total stock-based compensation expense for stock-based awards as follows:
	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cost of revenues:
Subscription	$4,092	$2,454	$14,988	$8,434
Professional services and other	3,928	1,654	13,116	4,749
Sales and marketing	17,624	6,857	54,006	21,609
Research and development	12,562	5,218	42,535	16,223
General and administrative	7,790	4,673	29,674	14,566

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$252,455	$366,303
Short-term investments	416,336	268,251
Accounts receivable, net	159,171	108,339
Current portion of deferred commissions	43,232	31,123
Prepaid expenses and other current assets	35,792	23,733
Total current assets	906,986	797,749
Deferred commissions, less current portion	29,453	21,318
Long-term investments	266,772	255,356
Property and equipment, net	104,237	75,560
Intangible assets, net	54,526	5,796
Goodwill	55,016	8,724
Other assets	8,089	3,973
Total assets	$1,425,079	$1,168,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,829	$7,405
Accrued expenses and other current liabilities	79,497	68,130
Current portion of deferred revenue	409,671	252,553
Total current liabilities	506,997	328,088
Deferred revenue, less current portion	12,567	14,169
Convertible senior notes, net	443,764	414,777
Other long-term liabilities	33,076	17,183
Stockholders’ equity	428,675	394,259
Total liabilities and stockholders’ equity	$1,425,079	$1,168,476

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(44,663)	$(24,232)	$(179,387)	$(73,708)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,325	7,874	42,059	24,152
Amortization of premiums on investments	2,040	1,317	8,084	4,758
Amortization of deferred commissions	14,872	9,539	51,270	29,364
Amortization of debt discount and issuance costs	7,451	3,498	29,059	3,498
Stock-based compensation	45,996	20,856	154,319	65,581
Tax benefit from employee stock plans	(847)	159	(2,037)	(1,658)
Deferred income tax	(1,198)	(231)	(1,198)	(231)
Other	(2,496)	(716)	(4,469)	558
Changes in operating assets and liabilities:
Accounts receivable	(49,850)	(22,518)	(56,785)	(29,506)
Deferred commissions	(26,671)	(20,049)	(73,786)	(54,943)
Prepaid expenses and other assets	(3,154)	2,394	(5,540)	3,471
Accounts payable	6,331	156	10,223	(252)
Deferred revenue	76,042	40,073	168,393	94,405
Accrued expenses and other liabilities	10,446	18,147	(1,305)	16,257
Net cash provided by operating activities	47,624	36,267	138,900	81,746
Cash flows from investing activities:
Purchases of property and equipment	(8,880)	(16,262)	(54,379)	(55,321)
Acquisition, net of cash acquired	—	—	(99,813)	(13,330)
Purchases of investments	(160,610)	(337,235)	(521,393)	(570,679)
Sale of investments	69,190	4,755	166,997	55,158
Maturities of investments	57,097	39,098	191,715	181,554
Restricted cash	—	(3)	(55)	(177)
Net cash used in investing activities	(43,203)	(309,647)	(316,928)	(402,795)
Cash flows from financing activities:
Offering costs paid in connection with follow-on offering	—	—	—	(698)
Net proceeds from borrowings on convertible senior notes	—	562,941	—	562,941
Proceeds from issuance of warrants	—	84,525	—	84,525
Purchase of convertible note hedge	—	(135,815)	—	(135,815)
Proceeds from employee stock plans	14,831	8,126	68,735	55,959
Tax benefit from employee stock plans	847	(159)	2,037	1,658
Net cash provided by financing activities	15,678	519,618	70,772	568,570
Foreign currency effect on cash and cash equivalents	(2,730)	(1,029)	(6,592)	(207)
Net increase/(decrease) in cash and cash equivalents	17,369	245,209	(113,848)	247,314
Cash and cash equivalents at beginning of period	235,086	121,094	366,303	118,989
Cash and cash equivalents at end of period	$252,455	$366,303	$252,455	$366,303

Calculation of free cash flows (a non-GAAP measure):
Net cash provided by operating activities	$47,624	$36,267	$138,900	$81,746
Purchases of property and equipment	(8,880)	(16,262)	(54,379)	(55,321)
Free cash flows	$38,744	$20,005	$84,521	$26,425

ServiceNow, Inc.
Results of Operations GAAP to Non-GAAP Reconciliation
(in thousands except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Revenues:
GAAP subscription revenue	$166,751	$104,878	$567,217	$349,804
GAAP professional services and other revenue	31,253	20,352	115,346	74,846
GAAP revenue	198,004	125,230	682,563	424,650
Deferred revenue, end of period	422,238	266,722	422,238	266,722
Less:
Deferred revenue, beginning of period	350,795	225,801	266,722	170,361
Non-GAAP billings	$269,447	$166,151	$838,079	$521,011

Cost of revenues:
GAAP subscription cost of revenues	$40,330	$25,968	$142,687	$87,928
Add back:
Stock-based compensation	(4,092)	(2,454)	(14,988)	(8,434)
Amortization of purchased intangibles (1)	(2,838)	(360)	(6,145)	(719)
Acquisition and other related costs (1)	—	—	(2)	(9)
Non-GAAP subscription cost of revenues	$33,400	$23,154	$121,552	$78,766

GAAP professional services and other cost of revenues	$30,308	$19,410	$106,089	$67,331
Add back:
Stock-based compensation	(3,928)	(1,654)	(13,116)	(4,749)
Acquisition and other related costs (1)	—	—	(9)	(12)
Non-GAAP professional services and other cost of revenues	$26,380	$17,756	$92,964	$62,570

Gross profit:
Non-GAAP subscription gross profit	$133,351	$81,724	$445,665	$271,038
Non-GAAP professional services and other gross profit	4,873	2,596	22,382	12,276
Non-GAAP gross profit	$138,224	$84,320	$468,047	$283,314

Operating expenses:
GAAP sales and marketing expenses	$95,764	$57,337	$341,119	$195,190
Add back:
Stock-based compensation	(17,624)	(6,857)	(54,006)	(21,609)
Amortization of purchased intangibles (1)	(194)	(52)	(480)	(103)
Acquisition and other related costs (1)	—	—	(13)	(9)
Non-GAAP sales and marketing expenses	$77,946	$50,428	$286,620	$173,469

GAAP research and development expenses	$42,026	$23,869	$148,258	$78,678
Add back:
Stock-based compensation	(12,562)	(5,218)	(42,535)	(16,223)
Acquisition and other related costs (1)	—	—	(31)	(7)
Non-GAAP research and development expenses	$29,464	$18,651	$105,692	$62,448

GAAP general and administrative expenses	$26,260	$18,007	$96,245	$61,790
Add back:
Stock-based compensation	(7,790)	(4,673)	(29,674)	(14,566)
Amortization of purchased intangibles (1)	(5)	(5)	(20)	(10)
Acquisition and other related costs (1)	—	—	(1,117)	(531)
Non-GAAP general and administrative expenses	$18,465	$13,329	$65,434	$46,683

GAAP total operating expenses	$164,050	$99,213	$585,622	$335,658
Add back:
Stock-based compensation	(37,976)	(16,748)	(126,215)	(52,398)
Amortization of purchased intangibles (1)	(199)	(57)	(500)	(113)
Acquisition and other related costs (1)	—	—	(1,161)	(547)
Non-GAAP total operating expenses	$125,875	$82,408	$457,746	$282,600

Income (loss) from operations:
GAAP loss from operations	$(36,684)	$(19,361)	$(151,835)	$(66,267)
Add back:
Stock-based compensation	45,996	20,856	154,319	65,581
Amortization of purchased intangibles (1)	3,037	417	6,645	832
Acquisition and other related costs (1)	—	—	1,172	568
Non-GAAP income from operations	$12,349	$1,912	$10,301	$714

Interest and other income (expense), net
GAAP interest and other income (expense), net	$(6,562)	$(4,326)	$(23,705)	$(4,930)
Add back:
Amortization of debt discount and issuance costs for the convertible senior notes	7,451	3,498	29,059	3,498
Non-GAAP interest and other income (expense), net	$889	$(828)	$5,354	$(1,432)

Income/ (loss) before provision for income taxes
GAAP loss before provision for income taxes	$(43,246)	$(23,687)	$(175,540)	$(71,197)
Add back:
Stock-based compensation	45,996	20,856	154,319	65,581
Amortization of purchased intangibles (1)	3,037	417	6,645	832
Acquisition and other related costs (1)	—	—	1,172	568
Amortization of debt discount and issuance costs for the convertible senior notes	7,451	3,498	29,059	3,498
Non-GAAP income (loss) before provision for income taxes	$13,238	$1,084	$15,655	$(718)

Provision for income taxes:
GAAP provision for income taxes	$1,417	$545	$3,847	$2,511
Add back:
Income tax expense effects related to the above adjustments (1)	6,934	3,060	21,924	6,383
Non-GAAP provision for income taxes	$8,351	$3,605	$25,771	$8,894

Net income (loss):
GAAP net loss	$(44,663)	$(24,232)	$(179,387)	$(73,708)
Add back:
Stock-based compensation	45,996	20,856	154,319	65,581
Amortization of purchased intangibles (1)	3,037	417	6,645	832
Acquisition and other related costs (1)	—	—	1,172	568
Amortization of debt discount and issuance costs for the convertible senior notes	7,451	3,498	29,059	3,498
Income tax expense effects related to the above adjustments (1)	(6,934)	(3,060)	(21,924)	(6,383)
Non-GAAP net income (loss)	$4,887	$(2,521)	$(10,116)	$(9,612)

Net income (loss) per share - basic and diluted:
GAAP net loss per share - basic and diluted	$(0.30)	$(0.17)	$(1.23)	$(0.54)
Non-GAAP net income (loss) per share - basic	$0.03	$(0.02)	$(0.07)	$(0.07)
Non-GAAP net income (loss) per share - diluted	$0.03	$(0.02)	$(0.07)	$(0.07)

Weighted-average shares used to compute net loss per share - basic	148,666,257	139,508,838	145,355,543	135,415,809

GAAP weighted-average shares used to compute net loss per share - diluted	148,666,257	139,508,838	145,355,543	135,415,809
Effect of dilutive securities (stock options, restricted stock units and common stock subject to repurchase)	15,260,331	—	—	—
Non-GAAP weighted-average shares used to compute net income per share - diluted	163,926,588	139,508,838	145,355,543	135,415,809

(1) The Non-GAAP amounts presented for the three and twelve months ended December 31, 2013 have been revised to exclude the amortization of purchased intangibles, acquisition and other related costs and their related tax effects associated with an acquisition completed in 2013.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of December 31, 2014. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company's Annual Report on Form 10-K filed on February 28, 2014, the company's Form 10-Q for the quarter ended September 30, 2014 filed on November 5, 2014 and the company's Form 10-K for the year ended December 31, 2014 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
Three Months Ended
March 31, 2015

Non-GAAP billings	$260 - $265 million

Deferred revenue, beginning of period	422 million

Less: deferred revenue, end of period	475 million

GAAP revenue	$207 - $212 million

Non-GAAP subscription gross margin	79%

Stock-based compensation expense	(3%)

Amortization of acquired intangible assets	(1%)

GAAP subscription gross margin	75%

Non-GAAP professional services and other gross margin	12%

Stock-based compensation expense	(16%)

GAAP professional services and other gross margin	-4%

Non-GAAP total gross margin	69%

Stock-based compensation expense	(6%)

GAAP total gross margin	63%

Non-GAAP operating margin	0%

Stock-based compensation expense	(27%)

Amortization of acquired intangible assets	(1%)

GAAP operating margin	(28%)

Non-GAAP free cash flows	$30 million

Purchases of property and equipment	26 million

GAAP net cash provided by operating activities	$56 million

Twelve Months Ended
December 31, 2015
Non-GAAP operating margin	5%

Stock-based compensation expense	(27%)

Amortization of acquired intangible assets	(1%)

GAAP operating margin	(23%)

CONTACT:
Media Contacts:
ServiceNow
Colleen Haikes, 408-816-2592
press@servicenow.com
or
MSL Group
Kim McCrossen, 781-684-6253
servicenow@mslgroup.com
or
Investor Contact:
ir@servicenow.com